Exhibit 99.1

NuStar GP Holdings, LLC Reports Earnings for the Second Quarter of 2015

SAN ANTONIO, July 24, 2015 - NuStar GP Holdings, LLC (NYSE: NSH) today announced that second quarter 2015 distributable cash flow (DCF) available to unitholders was $22.9 million, or $0.54 per unit, compared to $22.8 million, or $0.54 per unit, for the second quarter of 2014. For the six months ended June 30, 2015, DCF available to unitholders was $45.8 million, or $1.07 per unit, compared to $46.0 million, or $1.08 per unit for the six months ended June 30, 2014.

Net income for the second quarter of 2015 was $15.5 million, or $0.37 per unit, compared to $15.8 million, or $0.37 per unit, for the second quarter of 2014. For the six months ended June 30, 2015, net income was $42.3 million, or $0.99 per unit, compared to $29.4 million, or $0.69 per unit for the six months ended June 30, 2014.

For the six months ended June 30, 2015, NuStar Energy L.P. reported net income applicable to limited partners of $157.0 million, or $2.01 per unit. Absent the gain related to NuStar Energy L.P.’s January 2, 2015 acquisition of the remaining 50% ownership in the Linden terminal, NuStar Energy L.P.’s adjusted net income applicable to limited partners for the six months ended June 30, 2015 would have been $101.8 million, or $1.30 per unit and NuStar GP Holdings, LLC’s adjusted net income for the six months ended June 30, 2015 would have been $33.9 million, or $0.80 per unit.

With respect to the quarterly distribution to unitholders for the second quarter of 2015, NuStar GP Holdings, LLC announced that its board of directors has declared a distribution of $0.545 per unit. The second quarter 2015 distribution will be paid on August 17, 2015 to holders of record as of August 7, 2015.

“NuStar GP Holdings, LLC’s second quarter results benefitted from NuStar Energy L.P.’s strong Eagle Ford throughput volumes in its pipeline and storage segments during the quarter,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 9:00 a.m. CT today, July 24, 2015, to discuss the financial results for the second quarter of 2015. Investors interested in listening to the presentation may call 800/622-7620, passcode 77225295. International callers may access the presentation by dialing 706/645-0327, passcode 77225295. The company intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 77225295. International callers may access the playback by calling 404/537-3406, passcode 77225295. The playback will be available until 10:59 p.m. CT on August 21, 2015.

Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly by clicking here or by logging on to NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.

The presentation will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.
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NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, a 12.9 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent liquids terminal and pipeline operators in the nation. NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar GP Holdings, LLC’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar GP Holdings, LLC’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar GP Holdings, LLC, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events, such as the future performance of NuStar Energy L.P. and NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2014 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Actual results may differ materially from those described in the forward-looking statements.

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$16,568	$16,739	$44,090	$31,129

General and administrative expenses	(921)	(880)	(1,872)	(1,752)
Other income, net	77	196	539	213
Interest expense, net	(214)	(231)	(427)	(453)

Income before income tax benefit (expense)	15,510	15,824	42,330	29,137
Income tax benefit (expense)	17	(56)	2	277
Net income	$15,527	$15,768	$42,332	$29,414

Basic and diluted net income per unit	$0.37	$0.37	$0.99	$0.69

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$871	$894	$3,213	$1,473
General partner incentive distribution	10,805	10,805	21,610	21,610
General partner’s interest in earnings and incentive distributions of NuStar Energy L.P.	11,676	11,699	24,823	23,083
Limited partner interest in earnings of NuStar Energy L.P.	5,613	5,761	20,709	9,488
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(1,442)	(1,442)
Equity in earnings of NuStar Energy L.P.	$16,568	$16,739	$44,090	$31,129

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,961	$1,961	$3,922	$3,922
General partner incentive distribution	10,805	10,805	21,610	21,610
Limited partner interest – common units	11,212	11,223	22,528	22,434
Total cash distributions expected from NuStar Energy L.P.	23,978	23,989	48,060	47,966
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(921)	(880)	(1,872)	(1,752)
Income tax benefit (expense)	17	(56)	2	277
Interest expense, net	(214)	(231)	(427)	(453)
DCF	$22,860	$22,822	$45,763	$46,038

Weighted average number of common units outstanding	42,913,771	42,658,178	42,913,526	42,657,235

DCF per unit (Note 1)	$0.54	$0.54	$1.07	$1.08

Cash distributions to be paid to the unitholders of NuStar GP Holdings, LLC:
Distribution per unit	$0.545	$0.545	$1.090	$1.090

Total distribution	$23,388	$23,250	$46,776	$46,498

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)
Notes:

(1)
NuStar GP Holdings, LLC and NuStar Energy L.P. utilize financial measures, such as distributable cash flow (DCF) and adjusted net income and adjusted net income per unit (collectively, financial measures), which are not defined in U.S. generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare company performance. In addition, management believes that these financial measures provide investors an enhanced perspective of the performance of the company’s assets and/or the cash the business is generating. None of these financial measures are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income. They should not be considered in isolation or as a substitute for a measure of performance in accordance with U.S. generally accepted accounting principles.

The following is a reconciliation of net income to DCF and net cash provided by operating activities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$15,527	$15,768	$42,332	$29,414
Less equity in earnings of NuStar Energy L.P.	(16,568)	(16,739)	(44,090)	(31,129)
Plus cash distributions expected from NuStar Energy L.P.	23,978	23,989	48,060	47,966
Other income, net	(77)	(196)	(539)	(213)
DCF	22,860	22,822	45,763	46,038
Less cash distributions expected from NuStar Energy L.P.	(23,978)	(23,989)	(48,060)	(47,966)
Distributions of equity in earnings of NuStar Energy L.P.	20,122	16,739	44,090	31,129
Net effect of changes in operating accounts	(1,061)	1,223	(1,455)	1,747
Net cash provided by operating activities	$17,943	$16,795	$40,338	$30,948

The following is a reconciliation of net income and net income per unit to adjusted net income and adjusted net income per unit for NuStar GP Holdings, LLC:

	Six Months Ended June 30, 2015

Net income/ net income per unit	$42,332	$0.99
Adjustment to equity in earnings of NuStar Energy L.P.	(8,390)	(0.19)
Adjusted net income/ adjusted net income per unit	$33,942	$0.80

The following is a reconciliation of net income and net income per unit to adjusted net income applicable to limited partners and adjusted net income per unit for NuStar Energy L.P.:

	Six Months Ended June 30, 2015
Net income / net income per unit	$182,224	$2.01
Gain on Linden Acquisition	(56,277)	(0.71)
Adjusted net income	125,947
GP interest and incentive	(24,129)
Adjusted net income applicable to limited partners/ adjusted net income per unit	$101,818	$1.30